EXHIBIT 15

                           Letter of Ernst & Young LLP
        re Unaudited Condensed Consolidated Interim Financial Information


To Oxford Health Plans, Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-8 of Oxford Health Plans, Inc. for the registration of 5,100,000 shares of its common stock of our report dated July 25, 2000 relating to the unaudited condensed consolidated interim financial statements of Oxford Health Plans, Inc. that are included in its Form 10-Q for the quarter ended June 30, 2000.


                                                  /s/ Ernst & Young LLP


New York, New York
August 2, 2000


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